10/8/96
                                                                  Exhibit 24(a)



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Crestar Financial Corporation:

We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to a change in accounting for certain investments in debt and equity securities.


                                                       /s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
October 7, 1996